EXHIBIT 99.1


May 25, 2001

Richard J. King
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000


AMC Entertainment Inc. Fiscal Fourth Quarter, Year End
Earnings Conference Call and Webcast At 8:00 A.M. CST On
May 31

KANSAS CITY, Mo.-AMC Entertainment Inc. (AMEX: AEN) announced today that chairman and chief executive officer Peter Brown will host a conference call and slide presentation to discuss fiscal 2001 fourth quarter and year-end results at 8:00 a.m. CST on Thursday, May 31, 2001.
Internet access to the call and to supporting slides will be available through AMC's website www.amctheatres.com. Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Monday, June 4, 2001.

AMC is scheduled to release earnings at the end of the day on May 30, 2001.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 180 theatres with 2,796 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.